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                                                                     EXHIBIT 3.1


           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              SCIQUEST.COM, INC.
                       Pursuant to Sections 242 and 245
                       of the General Corporation Law of
                             the State of Delaware
                             ---------------------


     SCIQUEST.COM, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1.  The name of the Corporation is SCIQUEST.COM, INC.

     2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 16, 1999.

     3. This Second Restated Certificate of Incorporation restates, integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by written consent of the holders of a majority of the issued and outstanding capital stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware with prompt written notice thereof having been given to those stockholders of the Corporation not signing such written consent pursuant to
Section 228 (d) of the General Corporation Law of the State of Delaware. The resolution setting forth the Second Restated Certificate of Incorporation is as follows:

         "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, supplemented or restated, be amended and restated in its entirety to read as follows:

                        *     *     *     *     *     *

     FIRST.    The name of the Corporation is SCIQUEST.COM, INC.
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     SECOND.   The address of the registered office of the Corporation in the
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     State of Delaware is 1013 Centre Road, Wilmington, New Castle County,
     Delaware 19805 and the name of the registered agent is Corporation Service Company.

     THIRD.    The purpose for which the Corporation is organized is to engage
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     in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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     FOURTH.  The Corporation shall have the authority to issue 100,000,000
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     shares of capital stock, of which 90,000,000 shares shall be Common Stock having a par value of $0.001 per share ("Common Stock"), and of which 10,000,000 shares shall be Preferred Stock having a par value of $0.001 per share ("Preferred Stock").

          The following is a statement of the designations and the powers, privileges and rights and the qualifications, limitations or restrictions thereof in respect to each class of capital stock of the Corporation.

     A.   Common Stock.
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          1.  General.  The voting, dividend and liquidation rights of the
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     holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series.

          2.  Voting.   The holders of the Common Stock are entitled to one vote
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     for each share held.  There shall be no cumulative voting.

          The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

          3.  Dividends.  Dividends may be declared and paid on the Common Stock
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     from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4.  Liquidation.  Upon the dissolution or liquidation of the
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     Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     B.   Preferred Stock.
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          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the designation of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Second Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby expressly granted to the Board of Directors from time to time

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     to designate the Preferred Stock in one or more series, and in connection with the designation of any such series, by resolution providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Second Restated Certificate of Incorporation. Except as otherwise provided in this Second Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH.    The Corporation shall have perpetual existence.
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     SIXTH.    In furtherance of and not in limitation of powers conferred by
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     statute, it is further provided:

          1.   Election of directors need not be by written ballot.

          2. The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

     SEVENTH.  Whenever a compromise or arrangement is proposed between this
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     Corporation and its creditors or any class of them and/or between this
     Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise of arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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     EIGHTH.  No Director of the Corporation shall have personal liability
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     arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing shall not eliminate or limit the
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     liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware or any successor provision; (iv) for any transaction from which such Director derived an improper personal benefit; or (v) for acts or omissions occurring prior to the date of the effectiveness of this provision.

          Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of the State of Delaware is amended or enacted to permit further elimination or limitation of the personal liability of a Director, the personal liability for the Corporation's Directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

          This provision shall not affect any provision permitted under the General Corporation Law of the State of Delaware, in the certificate of incorporation, bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a Director of the Corporation against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of a Director of the Corporation with respect to acts or omissions occurring prior to such repeal or modification.

     NINTH.   The Corporation shall, to the fullest extent permitted by Section
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     145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation shall advance expenses for the defense of any Director, officer, employee or agent prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Corporation if it is ultimately determined that such party is not entitled to indemnification. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     TENTH.   The Corporation reserves the right to amend, alter, change or
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     repeal any provision contained in this Second Restated Certificate of
     Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are

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     herein granted subject to this reservation.

     ELEVENTH.  This Article is inserted for the management of the business and
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     for the conduct of the affairs of the Corporation.

             1. Number of Directors.  The number of Directors of the Corporation
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     shall not be less than three (3) nor more than fifteen (15). The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's Bylaws.

             2. Classes of Directors. The Board of Directors shall be and is
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     divided into three classes:  Class I, Class II and Class III.  No one class shall have more than one Director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

             3. Terms of Office.  Each Director shall serve for a term ending
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     on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in
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     Class I shall serve for a term ending on the date of the annual meeting in
     2000; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 2001; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2002; and provided further, that the term of each Director shall be subject
               ----------------
     to the election and qualification of his successor and to his earlier death, resignation or removal.

             4. Allocation of Directors Among Classes in the Event of Increases
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     or Decreases in the Number of Directors. In the event of any increases or
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     decreases in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

             5. Quorum; Action at Meeting.  A majority of the Directors at any
                -------------------------
     time in office shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall less than one-third of the number of Directors fixed pursuant to Section 1 of this Article

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     constitute a quorum.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Second Restated Certificate of Incorporation.

          6.  Removal.   A Director may be removed from office with cause by the
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     affirmative vote of at least seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

          For purposes of this Section, "cause" is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation that such violation has occurred).

          7.  Vacancies. Any vacancy in the Board of Directors, however
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     occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such Director shall have been chosen, subject to the election and qualifications of his successor and to his earlier death, resignation or removal.

          8.  Stockholder Nominations and Introduction of Business, Etc.
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     Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

          9.  Amendments to Article.  Notwithstanding any other provisions of
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     law, this Second Restated Certificate of Incorporation or the Bylaws of the
     Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eleventh; provided, however, the provisions of this section 9 of
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     Article Eleventh shall not apply, and the provisions of General Corporation
     Law of the State of Delaware otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-thirds vote of all disinterested Directors then in office.

     TWELFTH. Stockholders of the Corporation may not take any action by written
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     consent in lieu of a meeting. Notwithstanding any other provisions of law, this Second

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     Restated Certificate of Incorporation or the Bylaws of the
     Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Twelfth; provided, however, the provisions of this Article Twelfth
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     shall not apply, and the provisions of the General Corporation Law of the
     State of Delaware otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-thirds vote of all disinterested Directors then in office.

     THIRTEENTH.  Special meetings of the stockholders may be called at any time
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     by the Chairman of the Board of Directors, the Chief Executive Officer (or
     if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Second Restated Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Thirteenth; provided, however, the provisions of this Article
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     Thirteenth shall not apply, and the provisions of the General Corporation
     Law of the State of Delaware otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-thirds vote of all disinterested Directors then in office.

     FOURTEENTH.  The Board of Directors, when considering a tender offer or
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     merger or acquisition proposal, may take into account factors in addition to potential short-term economic benefits to stockholders of the Corporation, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, and
     (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect in the communities in which the Corporation operates.

     FIFTEENTH.   This Second Amended and Restated Certificate of Corporation
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     shall be effective _______________, 1999.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by M. Scott Andrews, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Peyton C. Anderson, its Secretary, this ______ day of ________________, 1999.


                              SCIQUEST.COM, INC.

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[CORPORATE SEAL]
                                              By:    /s/ M. Scott Andrews
                                                     --------------------------
                                                     M. Scott Andrews
                                                     President
ATTEST:

By:  /s/ Peyton C. Anderson
     --------------------------------
     Peyton C. Anderson
     Secretary

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